Exhibit 99.2

AGENUS INC.

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION

On January 15, 2026, Agenus Inc. (the “Company”) and its wholly-owned subsidiary Agenus West, LLC (“Agenus West” and together with the Company, “Agenus”) closed the previously announced transaction (the “Transaction”) with Zydus Pharmaceuticals (USA) Inc. (“Zydus”), a wholly owned subsidiary of Zydus Lifesciences Limited, pursuant to Asset Purchase Agreement (the “Purchase Agreement”), dated as of June 3, 2025, by and among the Company, Agenus West, and Zydus, whereby, among other things, Agenus agreed to sell Zydus substantially all of the assets comprising Agenus’ manufacturing operations run primarily through Agenus West (the “Purchased Assets”), including without limitation real estate, equipment and certain assumed contracts.

As consideration for the sale of the Purchased Assets, Zydus paid the Company $75.0 million at closing (less certain reimbursable expenses and other required closing payments). The Purchase Agreement also includes contingent payments of up to an additional $50.0 million that may be earned based on usage by Agenus of Zydus’ manufacturing business during the 36-month period following the closing.

Agenus also entered into a license agreement with Zydus (the “License Agreement”) under which, upon closing of the Purchase Agreement, Zydus received an exclusive license to develop, manufacture and commercialize botensilimab and balstilimab in India and Sri Lanka (the “Territory”) in exchange for a royalty on net sales at a rate of 5%, as may be adjusted by the occurrence of certain contingencies, for a period ending at the later of the expiration of our patent rights in a given country in the Territory or 10 years following first commercial sale in such country.

Additionally, in connection with the Purchase Agreement, Agenus and Zynext Ventures USA LLC (“Zynext”), an indirect wholly-owned subsidiary of Zydus Lifesciences Limited, entered into a Securities Purchase Agreement (the “SPA” and together with the License Agreement and Purchase Agreement the “Zydus Agreements”), pursuant to which Zynext agreed to purchase 2,133,333 shares of Agenus’ common stock for an aggregate purchase price of approximately $16.0 million, or $7.50 per share.

The Purchase Agreement contains customary representations, warranties and agreements by Agenus and Zydus, indemnification obligations of the parties and certain other obligations of the parties. Closing of the transaction was subject to customary conditions, including receipt of all required government approvals, as well as the entry into a contract manufacturing agreement (under which Agenus will use Zydus for agreed manufacturing needs), and the consummation of the transactions contemplated by the SPA and the License Agreement.

Management determined that the Purchased Assets met the held for sale criteria at September 30, 2025, but did not meet the criteria to be deemed a business nor the criteria to be classified as a discontinued operation. As a result, the related assets and liabilities were included in the separate held-for-sale line items of the asset and liability sections of the Company’s Condensed Consolidated Balance Sheet as of September 30, 2025.

The unaudited pro forma condensed consolidated financial information (or “pro forma financial information”) presents the pro forma financial position and results of operations after giving effect to the Transaction. Specifically, the unaudited pro forma condensed consolidated balance sheet reflects adjustments that depict the accounting for the Transaction required by GAAP (“pro forma balance sheet transaction accounting adjustments”) as of September 30, 2025 while the unaudited pro forma condensed consolidated statements of operations reflect adjustments that depict the effects of the pro forma balance sheet transaction accounting adjustments assuming those adjustments were made as of January 1, 2024 (“pro forma income statement transaction accounting adjustments”). We refer to pro forma balance sheet transaction accounting adjustments and pro forma income statement transaction accounting adjustments collectively as “transaction accounting adjustments.” The transaction accounting adjustments are described in the accompanying notes.

The pro forma financial information is prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. The pro forma financial information is based upon available information and assumptions that management considers to be reasonable, and such assumptions have been made solely for purposes of developing such pro forma financial information for illustrative purposes in compliance with the disclosure requirements of the SEC. The pro forma financial information is not necessarily indicative of the financial position or results of operations that would have actually occurred had the Transaction occurred on the dates indicated. In addition, these pro forma financial statements should not be considered to be indicative of the future financial performance and results of operations of the Company.

The pro forma financial information should be read in conjunction with the historical financial statements and accompanying notes included in the Company’s Annual Report on Form 10-K filed with the SEC on March 17, 2025 and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 filed with the SEC on November 10, 2025.

AGENUS INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of September 30, 2025

(in thousands, except share and per share amounts)

	Historical	Transaction Accounting Adjustments		Pro Forma
ASSETS
Cash and cash equivalents	$3,458	$58,445	(a)	$61,903
Accounts receivable	538			538
Related party note receivable from MiNK Therapeutics, Inc.	5,725			5,725
Prepaid expenses	885			885
Assets held for sale	122,149	(122,149)	(b)	-
Other current assets	1,195	7,500	(c)	8,695
Total current assets	133,950	(56,204)		77,746
Property, plant and equipment, net of accumulated amortization and depreciation of $47,166 at September 30, 2025	15,987			15,987
Operating lease right-of-use assets	8,027			8,027
Goodwill	24,092			24,092
Acquired intangible assets, net of accumulated amortization of $17,240 at September 30, 2025	3,122			3,122
Equity method investment in MiNK Therapeutics, Inc.	30,482			30,482
Due from related parties (MiNK Therapeutics, Inc.)	15,043			15,043
Contingent consideration receivable	-	37,000	(d)	37,000
Other long-term assets	3,188			3,188
Total assets	$233,891	$(19,204)		$214,687
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current portion, long-term debt	$10,610	$(5,413)	(e)	$5,197
Current portion, liability related to sale of future royalties and milestones	103,047			103,047
Current portion, deferred revenue	45			45
Current portion, operating lease liabilities	1,113			1,113
Accounts payable	85,289			85,289
Accrued liabilities	31,752	(2,250)	(e)	29,502
Liabilities held for sale	54,566	(54,566)	(b)	-
Other current liabilities	710			710
Total current liabilities	287,132	(62,229)		224,903
Long-term debt, net of current portion	23,599			23,599
Liability related to sale of future royalties and milestones, net of current portion	192,126			192,126
Deferred revenue, net of current portion	1,143			1,143
Operating lease liabilities, net of current portion	10,383			10,383
Other long-term liabilities	376			376
Commitments and contingencies
STOCKHOLDERS’ DEFICIT
Series A-1 convertible preferred stock; 31,620 shares designated, issued, and outstanding at September 30, 2025; liquidation value of $34,263 at September 30, 2025	-			-

Common stock, par value $0.01 per share; 800,000,000 shares authorized; 32,814,429 shares issued and outstanding at September 30, 2025 (excluding 2,133,333 shares issuable upon completion of the Transaction)	329	21	(f)	350
Additional paid-in capital	1,899,281	5,544	(f)	1,904,825
Accumulated other comprehensive loss	(1,560)			(1,560)
Accumulated deficit	(2,172,187)	37,460	(g)	(2,134,727)
Total stockholders’ deficit attributable to Agenus Inc.	(274,137)	43,025		(231,112)
Non-controlling interest	(6,731)			(6,731)
Total stockholders’ deficit	(280,868)	43,025		(237,843)
Total liabilities and stockholders’ deficit	$233,891	$(19,204)		$214,687

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

AGENUS INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Nine months ended September 30, 2025

(in thousands, except per share amounts)

	Historical	Transaction Accounting Adjustments			Pro Forma
Revenue:
Research and development	$1,421	$			$1,421
Service revenue	1,036				1,036
Non-cash royalty revenue related to the sale of future royalties	77,535				77,535
Total revenues	79,992		-		79,992
Operating expenses:
Cost of revenue	(1,022)				(1,022)
Research and development	(71,827)		20,239	(h)	(51,588)
General and administrative	(42,097)		4,814	(i)	(37,283)
Fair value adjustments	387				387
Operating loss	(34,567)		25,053		(9,514)
Other income (expense):
Non-operating income (expense)	(19,574)				(19,574)
Gain from deconsolidation of MiNK Therapeutics, Inc.	100,924				100,924
Interest expense, net	(39,254)		156	(j)	(39,098)
Net income (loss)	7,529		25,209		32,738
Dividends on Series A-1 convertible preferred stock	(162)				(162)
Less: net loss attributable to non-controlling interest	(3,164)				(3,164)
Net income (loss) attributable to Agenus Inc. common stockholders	$10,531		$25,209		$35,740
Per common share data:
Net income (loss) attributable to Agenus Inc. comm stockholders:
Basic	$0.37				$1.18	(m)
Diluted	$0.37				$1.18	(m)
Weighted average number of Agenus Inc. common shares outstanding:
Basic	28,184		2,133	(l)	30,317
Diluted	28,264		2,133	(l)	30,397

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

AGENUS INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Twelve months ended December 31, 2024

(in thousands, except per share amounts)

	Historical	Transaction Accounting Adjustments			Pro Forma
Revenue:
Research and development	$482	$			$482
Service revenue	2,003				2,003
Royalty sales milestone	-				-
Non-cash revenue related to the sale of future royalties	100,978				100,978
Total revenues	103,463		-		103,463
Operating expenses:
Cost of service revenue	(486)				(486)
Research and development	(155,528)		29,180	(h)	(126,348)
General and administrative	(71,878)		6,542	(i)	(65,336)
Fair value adjustments	3,954				3,954
Operating loss	(120,475)		35,722		(84,753)
Other income (expense):
Loss on modification of debt	-				-
Non-operating income	5,830				5,830
Gain on derecognition of Purchased Assets	-		37,227	(k)	37,227
Interest expense, net	(117,626)		1,173	(j)	(116,453)
Net loss	(232,271)		74,122		(158,149)
Dividends on Series A-1 convertible preferred stock	(215)				(215)
Less: net loss attributable to non-controlling interest	(5,059)				(5,059)
Net loss attributable to Agenus Inc. common stockholders	$(227,427)		$74,122		$(153,305)
Per common share data:
Basic and diluted net loss attributable to Agenus Inc. common stockholders	$(10.59)				$(6.49)	(m)
Weighted average number of Agenus Inc. common shares outstanding:
Basic and diluted	21,473		2,133	(l)	23,606

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

AGENUS INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION

(in thousands, except share and per share amounts)

(unaudited)

The following is a description of the transaction accounting adjustments reflected in the unaudited pro forma consolidated financial statements based on preliminary estimates, which may change as additional information is obtained.

(a)
Sale Proceeds and Equity Issuance: Represents the net adjustment of $58.4 million to cash resulting from the sale of the Purchased Assets and equity issuance:

	September 30,
(in thousands)	2025
Gross cash proceeds from sale	$75,000	(g)
Settlement of debt	(7,663)	(e)
Payment of transaction costs	(5,750)	(g)
Settlement of finance lease liability	(10,842)	(b)(g)
Gross cash proceeds from equity issuance	16,000	(f)
Payment of equity issuance costs	(800)	(f)
Net proceeds	65,945
Cash held in escrow	(7,500)	(c)
Net cash received at closing	$58,445

(b)
Derecognition of the Purchased Assets: Includes an adjustment of $122.1 million to derecognize assets classified as held for sale and an adjustment of $54.6 million to derecognize the liabilities classified as held for sale.

The following table summarizes the carrying value of the components of the Purchased Assets, classified as assets and liabilities held for sale within the Unaudited Condensed Consolidated Pro Forma Balance Sheet, in connection with the Transaction:

September 30,
(in thousands)	2025
Assets:
Property, plant and equipment, net of accumulated depreciation of $29,952	$93,288
Operating lease right-of-use assets	18,124
Finance lease right-of-use assets	10,737
Total assets held for sale	$122,149

Liabilities:
Current portion, finance lease liabilities	$10,842
Current portion, operating lease liabilities	1,326
Operating lease liabilities, net of current portion	42,398
Total liabilities held for sale	$54,566

(c)
Other current assets: Represents a $7.5 million receivable related to the portion of sale proceeds held in twelve-month escrow.

(d)
Contingent consideration receivable: Represents the estimate of the contingent payments that may be earned based on usage by Agenus of Zydus’ manufacturing business during the 36-month period following the closing. The estimated amount of $37.0 million was determined using a probability-weighted scenario analysis. This amount is reflected as an asset in the unaudited combined pro forma balance sheet in accordance with ASC 805, Business Combinations. Changes in the estimated fair value of the contingent consideration, if any, will be recognized in earnings in subsequent periods as required under ASC 805-30-35.

(e)
Current portion, long-term debt and accrued liabilities: Represents the settlement of debt in connection with the Transaction.

(f)
Equity Issuance: Includes an adjustment of $0.1 million to Common stock and $5.5 million to Additional paid-in capital to reflect the issuance of 2,133,333 shares of the Company's common stock for an aggregate purchase price of approximately $16.0 million, or $7.50 per share upon completion of the Transaction. Approximately $0.8 million in issuance costs were incurred. Additionally, of the aggregate purchase price of $16.0 million, the Company allocated approximately $9.6 million as a share premium for consideration of the Purchased Assets. Refer to note (g) for further details.

(g)
Accumulated deficit: The cumulative adjustments resulted in an adjustment to accumulated deficit of $37.5 million related to the gain recognized upon the derecognition of the Purchased Assets on September 30, 2025. The estimated gain was computed as follows:

	September 30,
(in thousands)	2025
Consideration recognized
Cash proceeds from sale	$58,408	(a)
Cash received for share premium	9,635	(f)
Contingent consideration	37,000	(d)
Total consideration recognized	105,043
Less: Carrying value of the Purchased Assets	(67,583)	(b)
Estimated gain on derecognition of Purchased Assets	$37,460

(h)
Research and development: Includes adjustments for the elimination of internal costs associated with Purchased assets, including the elimination of depreciation expense, a reduction of lease expense related to the assignment of the facility and machinery leases, and a reduction of personnel costs. The net adjustment to Research and development expense for the nine months ended September 30, 2025 and the year ended December 31, 2024 and was calculated as follows:

(in thousands)	September 30,	December 31,
	2025	2024
Elimination of depreciation expense	$5,816	$7,863
Reduction of facility and machinery lease expense	5,113	7,724
Reduction of personnel expense	9,310	13,594
	$20,239	$29,180

(i)
General and administrative: Includes adjustments for the elimination of internal costs associated with Purchased assets, including the elimination of depreciation expense, a reduction of lease expense related to the assignment of the facility and machinery leases, and a reduction of personnel costs. The net adjustment to General and administrative expense for the nine months ended September 30, 2025 and the year ended December 31, 2024 and was calculated as follows:

(in thousands)	September 30,	December 31,
	2025	2024
Elimination of depreciation expense	$1,446	$1,829
Reduction of facility and machinery lease expense	1,601	2,519
Reduction of personnel expense	1,767	2,194
	$4,814	$6,542

(j)
Interest expense, net: Includes an adjustment for the reduction of finance lease interest expense associated with the Purchased assets.

(k)
Gain on derecognition of Purchased Assets: Represents the estimated gain recognized upon the derecognition of the Purchased Assets on January 1, 2024, which reflects the carrying value of the Purchased Assets as of that date. The estimated gain was computed as follows:

	January 1,
(in thousands)	2024
Consideration recognized
Cash proceeds from sale	$58,408	(a)
Cash received for share premium	9,635	(f)
Contingent consideration	37,000	(d)
Total consideration recognized	105,043
Less: Carrying value of the Purchased Assets	(67,816)
Estimated gain on derecognition of Purchased Assets	$37,227

(l)
Basic and Diluted Weighted Average Number of Shares Outstanding: The number of shares used in calculating the pro forma combined basic and diluted net loss per share has been adjusted to reflect the issuance of 2,133,333 shares of Agenus common stock to Zynext pursuant to the SPA. For the nine months ended September 30, 2025 and for the year ended December 31, 2024, the pro forma weighted average shares have been calculated as follows:

	September 30,	December 31,
	2025	2024
(in thousands)	Basic	Basic
Historical weighted average number of Agenus common shares outstanding	28,184	21,473
Common stock issued to Zynext in connection with the SPA, assuming consummation of the transaction as of January 1, 2024	2,133	2,133
Pro forma weighted average number of common shares outstanding	30,317	23,606

	September 30,	December 31,
	2025	2024
(in thousands)	Diluted	Diluted
Historical weighted average number of Agenus common shares outstanding	28,264	21,473
Common stock issued to Zynext in connection with the SPA, assuming consummation of the transaction as of January 1, 2024	2,133	2,133
Pro forma weighted average number of common shares outstanding	30,397	23,606

(m)
Basic and Diluted Net Income (Loss) Per Share: The net income (loss) per share attributable to Agenus common stockholders (basic and diluted) has been calculated based on the pro forma weighted average common shares outstanding (basic and diluted) of Agenus, which includes the adjustment to reflect the issuance of 2,133,33 shares of Agenus common stock to Zynext pursuant to the SPA. For the nine months ended September 30, 2025 and for the year ended December 31, 2024, pro forma net income (loss) per share attributable to Agenus common stockholders have been calculated as follows:

	September 30,	December 31,
	2025	2024
(in thousands, except per share data)	Basic	Basic
Pro forma net income (loss) attributable to Agenus common stockholders	$35,740	$(153,305)
Pro forma weighted average number of common shares outstanding	30,317	23,606
Pro forma net income (loss) per share attributable to Agenus common stockholders	$1.18	$(6.49)

	September 30,	December 31,
	2025	2024
(in thousands, except per share data)	Diluted	Diluted
Pro forma net income (loss) attributable to Agenus common stockholders	$35,740	$(153,305)
Pro forma weighted average number of common shares outstanding	30,397	23,606
Pro forma net income (loss) per share attributable to Agenus common stockholders	$1.18	$(6.49)